Exhibit 99.1

pdvWireless Announces Issuance of Notice of Inquiry

WOODLAND PARK, NJ – 8/4/17 – pdvWireless, Inc., (the "Company") (NASDAQ: PDVW),  a wireless communications carrier focused on developing and offering private network and mobile communication solutions for businesses, today announced that the Federal Communications Commission (“FCC”) has issued a Notice of Inquiry (“NOI”) related among other things, to the Company’s Joint Petition for Rulemaking which seeks to modernize a portion of the 900 MHz band from narrowband to broadband. The Company’s proposed modernization of the band would allow the spectrum to support advanced technologies and service offerings,  thereby providing the Company the ability to address the broadband needs of critical infrastructure and private enterprise entities. The full text of the NOI, as released today, is available via the following link https://www.fcc.gov/document/900-mhz-notice-inquiry.

Comments related to the NOI must be submitted on or before September 18, 2017 and reply comments are due by October 18, 2017.

The Company is hosting its first quarter fiscal year 2018 earnings conference call on Tuesday, August 8, 2017 at 4:45 p.m. ET.  Investors and interested parties can participate in the earnings call by dialing into the conference line 888-267-2845 and using the conference code 898452. The earnings call will be available for replay until August 22, 2017 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless, Inc.

pdvWireless, Inc. is a private wireless communications carrier focused on utilizing its spectrum assets to develop and offer next generation network and mobile communication solutions to critical infrastructure and enterprise customers.  It is the largest holder of licensed nationwide spectrum in the 900 MHz band in the United States and is pursuing a regulatory process that seeks to modernize a portion of the 900 MHz band to accommodate the future deployment of broadband technologies and services.  pdvWireless operates private push-to-talk (“PTT”) networks in major markets throughout the United States and, by combining its PTT services with its patented and industry-validated SaaS technology, is improving team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless’ mobile workforce applications increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless' Chairman, Brian McAuley, and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status and timing of the Company’s Joint Petition for Rulemaking filed with the FCC, the Company’s spectrum and other business initiatives and opportunities and the Company’s DispatchPlus business and its sales and marketing initiatives. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives, including its FCC petition aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, including the future deployment of broadband technologies and services, may not be successful on a timely basis or at all, and may require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has a limited operating history with respect to its recently launched DispatchPlus business; (iv) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (v) the Company’s indirect sales model may not be successful; (vi) the market for the Company’s DispatchPlus service may not prove to be as large as and/or it may be more difficult for the Company to obtain customers for its DispatchPlus service than it initially expected; (vii) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (viii) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 6, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

pdvWireless, Inc.

Natasha Vecchiarelli

Investor Relations Manager

pdvWireless, Inc.

973-531-4397

ir@pdvwireless.com